SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: May 31, 2006
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

           Delaware                         0-23788             22-3284403
(State or other jurisdiction of      (Commission File No.)     (IRS Employer
        incorporation)                                       Identification No.)

                         New Brunswick Technology Center
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

      On May 31, 2006, Nigerian Export-Import Bank (NEXIM) funded a direct loan to our wholly-owned subsidiary, Xechem Pharmaceutical Nigeria, Ltd. (Xechem Nigeria), pursuant to the terms of the following documents: (a) Direct Lending Facility Agreement; and (b) Letter of Offer, attached hereto as Exhibits 10.1 and 10.2, respectively.

      The loan is in the principal amount of 150,000,000 Naira or approximately One Million Two Hundred Thousand Dollars (US) ($1,200,000). The loan proceeds are to be used primarily to facilitate the full-scale commercial production of NICOSAN(TM), a promising medicine for the treatment of Sickle Cell Disease through the expansion and integration of existing production facilities at the company's research and production facilities at Sheda Science and Technology Complex, Gwagwalada-Abuja. The loan facility will extend for a period of up to three years. The loan facility bears interest at the rate of 15% per year. The loan facility will be repaid through four consecutive semi-annual installments of principal and interest with the first repayment (of approximately $400,000
US) occurring on May 15, 2007. The loan facility is secured by: (a) an all assets debenture on the assets of the company which would be incorporated into a trust for all lenders to be managed by Diamond Trustees Company, or any Trust company appointed by NEXIM and other lenders; (b) personal guaranty to be issued by the CEO, Dr. Ramesh Pandey, backed by a notarized statement of net worth; and
(c) promissory notes.

      Xechem Nigeria is obligated to pay the following fees: (a) a facility fee of 1% flat on the facility amount or 1,500,000 Naira (approximately $12,500 US);
(b) a management fee of 0.5% flat on the principal amount outstanding from time to time, payable annually on the anniversary of the facility; and (c) a monitoring fee of 100,000 Naira (approximately $800 US), payable annually on the anniversary of the facility. Nexim reserves the right to vary the rates as dictated by market realities. Nexim is also entitled to name a director to the Xechem Nigeria board of directors during the repayment of the facility.

      The descriptions of the Direct Lending Facility Agreement and Letter of Offer included in this Current Report on Form 8-K are not complete, and are qualified in their entirety by reference to the appropriate documents which are filed as exhibits.


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Item 9.01         Exhibits.

         (c)      Exhibits.

         Exhibit 10.1 - Direct Lending Facility Agreement

         Exhibit 10.2 - Letter of Offer


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     May 31, 2006

                                         XECHEM INTERNATIONAL, INC.

                                         By: /s/ Ramesh C. Pandey, Ph.D.
                                             ---------------------------
                                             Ramesh C. Pandey, Ph.D.,
                                             Chief Executive Officer


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                                  EXHIBIT INDEX

         Exhibit 10.1 - Direct Lending Facility Agreement

         Exhibit 10.2 - Letter of Offer


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